Exhibit 99.1

PMV Pharmaceuticals Reports Second Quarter 2021 Financial Results and Corporate Highlights

•	Continued enrollment in Phase 1/2 trial of first-in-class p53 Y220C reactivator PC14586

CRANBURY, NJ, August 13, 2021 (GLOBE NEWSWIRE) – PMV Pharmaceuticals, Inc. (Nasdaq: PMVP), a clinical-stage oncology company pioneering the discovery and development of small molecule, tumor-agnostic therapies designed to target p53 mutants, today reported financial results for the second quarter ended June 30, 2021 and provided corporate highlights.

“We are encouraged by our execution in the clinic, with steady progress in the ongoing Phase 1/2 trial of PC14586,” said David Mack, Ph.D., President and Chief Executive Officer of PMV Pharma. “We believe PC14586, our first-in-class, tumor agnostic, p53 Y220C reactivator has the potential to transform outcomes for cancer patients. Furthermore, our strong balance sheet leaves us well positioned to continue to translate our deep scientific expertise to deliver benefits to patients.”

Corporate Highlights:

•

Continued enrollment in the Phase 1 portion of a Phase 1/2 clinical trial of PC14586, the Company’s first-in-class, tumor-agnostic, investigational small molecule p53 Y220C reactivator, in patients with advanced solid tumors that have a p53 Y220C mutation (NCT04585750).

•	Activated twelve clinical trial sites in the United States, consisting of leading oncology centers.
•	Commenced construction of new corporate headquarters and state-of-the-art laboratories in Princeton, New Jersey.

Second Quarter 2021 Financial Results

•

PMV Pharma ended the second quarter with $339.0 million in cash, cash equivalents, and marketable securities, compared to $361.4 million as of December 31, 2020. Net cash used in operations was $22.1 million for the six months ended June 30, 2021, compared to $15.0 million for the six months ended June 30, 2020.

•	Net loss for the six months ended June 30, 2021 was $24.5 million compared to $15.2 million for the six months ended June 30, 2020.
•

Research and development (R&D) expenses were $15.2 million for the six months ended June 30, 2021 compared to $11.8 million for the six months ended June 30, 2020. The increase in R&D expenses was primarily due to increased headcount

Exhibit 99.1

and clinical expenses related to development of PC14586, the Company’s lead drug candidate.
•

General and administrative (G&A) expenses were $9.6 million for the six months ended June 30, 2021 compared to $4.0 million for the six months ended June 30, 2020. The increase in G&A expenses was primarily due to costs relating to building the infrastructure necessary to operate as a public company.

About p53

p53 plays a pivotal role in preventing abnormal cells from becoming a tumor by inducing programmed cell death. Mutant p53 takes on oncogenic properties that endow cancer cells with a growth advantage and resistance to anti-cancer therapy.  The p53 Y220C mutation is associated with many cancers, including but not limited to breast, non-small cell lung cancer, colorectal, pancreatic, and ovarian cancers.

About PC14586

PC14586 is a first-in-class, small molecule, p53 reactivator designed to selectively bind to the crevice present in the p53 Y220C mutant protein, hence, restoring the wild-type, or normal, p53 protein structure and tumor suppressing function. PC14586 is being developed for the treatment of patients with locally advanced or metastatic solid tumors that have the p53 Y220C mutation and has been granted Fast Track designation by the U.S. FDA.

About PMV Pharma

PMV Pharma is a clinical-stage oncology company pioneering the discovery and development of small molecule therapies designed to activate p53 function. Experts in p53 biology, cancer genetics, and medicinal chemistry, PMV Pharma is focused on delivering precision therapeutics that improve the lives of patients living with cancer. Along with the expertise of co-founder Dr. Arnold Levine, who discovered p53, PMV brings together leaders in the field to utilize over four decades of p53 biology to develop tumor-agnostic, targeted, pharmaceutical products. PMV Pharma is headquartered in Cranbury, New Jersey. For more information, please visit www.pmvpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s future plans or expectations for PC14586, including expectations regarding the timing for patient enrollment and success of its current clinical trial for PC14586; the future plans or expectations for the Company’s discovery platform; and the period over which the Company estimates its existing cash and cash equivalents will be

Exhibit 99.1

sufficient to fund its current operating plan. Any forward-looking statements in this statement are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: the success, cost, and timing of the Company’s product candidate development activities and planned clinical trials, the Company’s ability to execute on its strategy and operate as an early clinical stage company, the potential for clinical trials of PC14586 or any future clinical trials of other product candidates to differ from preclinical, preliminary or expected results, the Company’s ability to fund operations, and the impact that the current COVID-19 pandemic will have on the Company’s clinical trials, supply chain, and operations, as well as those risks and uncertainties set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2021, the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2021 and its other filings filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Exhibit 99.1

PMV Pharmaceuticals, Inc.

Condensed Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	June 30, 2021 (unaudited)	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$189,423	$361,422
Restricted cash	822	—
Marketable securities, current	128,926	—
Prepaid expenses and other current assets	3,909	3,339
Total current assets	323,080	364,761
Property and equipment, net	1,253	569
Marketable securities, noncurrent	20,613	—
Right-of-use assets, operating leases	10,763	—
Other assets	201	201
Total assets	$355,910	$365,531
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,369	$1,607
Accrued expenses	4,458	4,803
Operating lease liability, current	677	—
Total current liabilities	7,504	6,410
Operating lease liability, noncurrent	10,559	—
Total liabilities	18,063	6,410
Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	472,196	469,001
Accumulated deficit	(134,356)	(109,880)
Accumulated other comprehensive loss	7	—
Total stockholders’ equity	337,847	359,121
Total liabilities and stockholders’ equity	$355,910	$365,531

Exhibit 99.1

PMV Pharmaceuticals, Inc.

Condensed Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$7,664	$5,804	$15,163	$11,760
General and administrative	5,386	2,281	9,560	3,979
Total operating expenses	13,050	8,085	24,723	15,739
Loss from operations	(13,050)	(8,085)	(24,723)	(15,739)
Other income (expense):
Interest income, net	113	157	241	563
Other expense	63	(39)	11	(43)
Total other income	176	118	252	520
Loss before provision for income taxes	(12,874)	(7,967)	(24,472)	(15,219)
Provision for income taxes	—	—	4	2
Net loss	(12,874)	(7,967)	(24,476)	(15,221)
Unrealized losses on marketable securities, net of tax	20	88	7	8
Comprehensive loss	$(12,854)	$(7,879)	$(24,469)	$(15,213)

Net loss per share -- basic and diluted	$(0.29)	$(2.62)	$(0.54)	$(5.00)
Weighted-average common shares outstanding	45,070,104	3,046,200	44,928,518	3,046,200

Contact

For Investors & Media:

Winston Kung
Chief Financial Officer
investors@pmvpharma.com